Exhibit 5.11

CONSENT OF M. STURGEON

In connection with the registration statement on Form F-10 of Banro Corporation (the “Company”) being filed with the United States Securities and Exchange Commission (the “Registration Statement”), I, the undersigned, hereby consent to the use of my name and references to the following documents in the Registration Statement, and to the incorporation by reference of such documents and information derived from such documents in the Registration Statement:

1.
The management’s discussion and analysis of the Company for the year ended December 31, 2010, which included reference to my name in connection with the mineral reserve estimates for the Twangiza Phase 1 Gold Project;

2.	The annual information form of the Company dated March 29, 2011 which includes reference to my name in connection with the technical information therein; and

3.	The material change report of the Company dated March 10, 2011, which includes reference to the undersigned in connection with the technical information therein.

Date: September 16, 2011

/s/ Mark Sturgeon
Name: Mark Sturgeon
Title: Principal Mining Engineer
SRK (SA)